UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

  England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On August 14, 2017, Oxford Immunotec Global PLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BTIG, LLC, as sole underwriter (the “Underwriter”), relating to the issuance and sale of 2,500,000 ordinary shares, nominal value £0.006705 per share (the “Ordinary Shares”), at a price to the public of $16.05 per share (the “Base Offering”), which the Company estimates will result in approximately $39.0 million of net proceeds to the Company after deducting underwriting discounts and estimated offering expenses. The Base Offering closed on August 18, 2017. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to an additional 375,000 Ordinary Shares (together with the Base Offering, the “Offering”).

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-215236) and a related prospectus supplement and an accompanying prospectus, in each case filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Covington & Burling LLP relating to the legality of the issuance and sale of the Ordinary Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated August 14, 2017, between Oxford Immunotec Global PLC and BTIG, LLC.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: August 18, 2017

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated August 14, 2017, between Oxford Immunotec Global PLC and BTIG, LLC.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).